Exhibit 10.1

Execution Version

AMENDMENT TO SUPERPRIORITY SENIOR DEBTOR-IN-POSSESSION CREDIT AGREEMENT

This AMENDMENT TO SUPERPRIORITY SENIOR DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this “Amendment”) is dated as of October 18, 2017 and entered into by and among APPVION, INC., a Delaware corporation (the “Borrower”), PAPERWEIGHT DEVELOPMENT CORP., a Wisconsin corporation (“Holdings”), each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the DIP Credit Agreement (as defined below).

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower, Holdings, the Lenders and Administrative Agent are parties to that certain Superpriority Senior Debtor-in-Possession Credit Agreement, dated as of October 2, 2017 (the “DIP Credit Agreement”);

WHEREAS, the DIP Credit Agreement was approved by the Bankruptcy Court in the Chapter 11 Cases on an interim basis by entry of an order dated October 3, 2017;

WHEREAS, the Borrower and Holdings have requested that the Required Lenders amend the DIP Credit Agreement in certain respects, in each case in accordance with the terms and subject to the conditions herein set forth, and that the Administrative Agent acknowledge such amendment; and

WHEREAS, the Administrative Agent and Required Lenders agree to accommodate such requests of the Borrower and Holdings, in each case on the terms and subject to the conditions herein set forth;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO THE DIP CREDIT AGREEMENT

1.1	Amendment to Section 1: Definitions

A.    Section 1.01 of the DIP Credit Agreement is hereby amended by deleting “Existing Hedge Agreements” therefrom in its entirety and substituting the following therefor:

“Existing Hedge Agreements” means those existing Hedge Agreements described on Schedule 1.01(a).

1.2	Amendments to Section 11.06: Successors and Assigns

A.    Section 11.06 of the DIP Credit Agreement is hereby amended by deleting subsection (a) in its entirety and substituting the following therefor:

(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f), (and any other attempted assignment or transfer by any party hereto shall be null and void) or (iv) to the Borrower solely for the purpose of carrying out the reallocation described in Section 2.01(b), provided that the Borrower shall subsequently assign such assigned or transferred rights or obligations to a Prepetition First Lien Lender no later than one (1) Business Day following such assignment or transfer to the Borrower. For purposes of this sub-clause (iv), any interest assigned to the Borrower shall not possess Borrower with any equitable interest or title and Borrower’s further assignment or transfer of such interest shall not be a “disbursement” under 28 U.S.C. § 1930. The Parties shall seek to have the foregoing sentence approved by the Bankruptcy Court in the Final Financing Order. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

B.    Section 11.06(b)(v) of the DIP Credit Agreement is hereby amended by deleting the reference to “Section 11.06(i)” and substituting “Section 11.06(a)(iv)” therefor.

1.3	Modification of Schedules

A.    Schedule 1.01(a): Existing Hedge Agreements. Schedule 1.01(a) to the DIP Credit Agreement is hereby amended by adding “Interest rate swap pursuant to that certain letter agreement, dated as of July 30, 2013, by and between Appvion, Inc. and Fifth Third Bank” to the end thereof.

Section 2. REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent and Lenders to enter into this Amendment and to amend the DIP Credit Agreement in the manner provided herein, the Borrower and Holdings hereby, jointly and severally, represent and warrant to the Administrative Agent and each Lender that the following statements are true, correct and complete:

A.    Corporate Power and Authority. Each Loan Party has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the DIP Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B.    Authorization of Agreements. The execution and delivery of this Amendment have been duly authorized by all necessary corporate action on the part of the Borrower and Holdings, as the case may be.

C.    No Conflict. The execution and delivery of this Amendment will not (i) violate any Requirement of Law, the Organization Documents of the Group Members or any order, judgement or decree of any court or other agency of government binding on the Group Members, including the Interim Financing Order, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Group Members, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Group Members (other than the Liens created under any of the Security Documents), or (iv) require any approval or consent of any Person under any Contractual Obligations of the Group Members.

D.    No Material Adverse Effect. No Requirements of Law or Contractual Obligations applicable to any Group Member could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

E.    Governmental Consents. The execution and delivery by the Borrower and Holdings of this Amendment does not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, including the Bankruptcy Court.

F.    Binding Obligation. This Amendment has been duly executed and delivered by the Borrower and Holdings and this Amendment and the Amended Agreement are the legally valid and binding obligations of the Borrower and Holdings, enforceable against the Borrower and Holdings in accordance with their respective terms.

G.    Incorporation of Representations and Warranties From DIP Credit Agreement. The representations and warranties contained in Article V of the DIP Credit Agreement are and will be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

H.    Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default.

Section 3. ACKNOWLEDGEMENT AND CONSENT

Each Guarantor listed on the signatures pages hereof (each, a “Guarantor”) hereby acknowledges and agrees that any of the Guarantee and Collateral Agreements to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Guarantee and Collateral Agreement to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the DIP Credit Agreement or any other Loan Document to consent to the amendments to the DIP Credit Agreement effected pursuant to this Amendment and (ii) nothing in the DIP Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the DIP Credit Agreement.

Section 4. MISCELLANEOUS

A.    Reference to and Effect on the DIP Credit Agreement and the Other Loan Documents.

(i)    On and after the Amendment Effective Date, each reference in the DIP Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the DIP Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “DIP Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the DIP Credit Agreement shall mean and be a reference to the Amended Agreement. This Amendment is a Loan Document.

(ii)    Except as specifically amended by this Amendment, the DIP Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)    The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the DIP Credit Agreement or any of the other Loan Documents.

B.    Fees and Expenses. The Borrower acknowledges that all costs, fees and expenses incurred with respect to this Amendment and the documents and transactions contemplated hereby shall be provided for as described in, and solely to the extent required by, Section 11.04(a) of the DIP Credit Agreement.

C.    Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D.    Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

E.    Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by the Borrower and the Required Lenders and receipt by the Borrower and Administrative Agent of written notification of such execution and authorization of delivery thereof.

F.    Agent Authorization. Each of the undersigned Lenders hereby authorizes the Administrative Agent to execute and deliver this Amendment and, by its execution below, each of the undersigned Lenders agrees to be bound by the terms and conditions of this Amendment.

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